Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Snow Lake Resources Ltd. of our report dated October 15, 2021 relating to the financial statements of Snow Lake Resources Ltd. for the year ended June 30, 2021 and 2020 and to all references to our firm included in this Registration Statement.

March 22, 2022

“De Visser Gray LLP”

CHARTERED PROFESSIONAL ACCOUNTANTS